Table of Contents

Registration No. 333-

As filed with the Securities and Exchange Commission on March 22, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3826	13-3632859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11555 Sorrento Valley Road, Suite 203

San Diego, CA 92121

(619) 941-0360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James B. Frakes

Interim Chief Executive Officer

Aethlon Medical, Inc.

11555 Sorrento Valley Road, Suite 203

San Diego, CA 92121

(619) 941-0360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie Robinson Wade Andrews Cooley LLP 10265 Science Center Drive San Diego, CA 92121 (858) 550-6000	M. Ali Panjwani Pryor Cashman LLP 7 Times Square New York, NY 10036-6569 Telephone: (212) 326-0846 Fax: (212) 326-0806

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 22, 2024

PROSPECTUS

Up to Shares of Common Stock

Pre-Funded Warrants to Purchase up to                Shares of Common Stock

Warrants to Purchase up to                Shares of Common Stock

Placement Agent Warrants to Purchase up to                Shares of Common Stock

Shares of Common Stock Issuable upon the Exercise of the Warrants,

Pre-Funded Warrants and Placement Agent Warrants

We are offering in a best-efforts offering up to shares of common stock, par value $0.001 per share (“common stock”), and an accompanying warrant to purchase one share of our common stock at a combined public offering price of $                per share of common stock and accompanying warrant.

We are also offering to those purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase shares of our common stock, or pre-funded warrants. Each pre-funded warrant will be exercisable for one share of our common stock (subject to adjustment as provided for therein) at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to us. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock and accompanying warrants to purchase common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share of common stock. For each pre-funded warrant purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock we are offering by one. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of the warrants, pre-funded warrants and placement agent warrants offered hereby.

Each share of our common stock, or pre-funded warrant in lieu thereof, is being sold together with a warrant to purchase one share of our common stock. Each warrant will have an exercise price per of $ per share (representing 100% of the combined public offering price per share of common stock (or pre-funded warrant) and accompanying warrant in this offering), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The shares of our common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

This offering will terminate on March        , 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or pre-funded warrant) and warrant will be fixed for the duration of this offering.

We have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent in connection with the securities offered by this prospectus. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AEMD.” On March 21, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.66 per share.

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The public offering price for the securities offered by this prospectus will be determined between us and the investors in this offering at the time of pricing, and may be at a discount to the current market price. Therefore, the recent market price of $                per share of common stock used throughout this prospectus may not be indicative of the actual combined public offering price for our common stock or pre-funded warrants, as applicable, and the accompanying warrant. There is no established trading market for the warrants or pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants or pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants and the pre-funded warrants will be limited.

We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. See “Plan of Distribution” on page 18 of this prospectus for more information regarding these arrangements. There is no minimum number of shares of common stock or pre-funded warrants or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the shares of common stock and pre-funded warrants (and accompanying warrants) offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. In addition, we have not established an escrow account in connection with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

	Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$	$	$
Placement Agent fees(1)

Proceeds, before expenses, to us(2)	$	$	$

(1)	We have agreed to (i) pay the placement agent a cash fee equal to 6.5% of the aggregate gross proceeds raised at the closing of this offering, and (ii) issue warrants to the placement agent exercisable for a number of shares of common stock equal to 4% of the total number of shares of common stock issued in this offering. We have also agreed to reimburse the placement agent for certain expenses and closing costs. See “Plan of Distribution” for additional information and a description of the compensation payable to the placement agent.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

This prospectus, including such information that is incorporated by reference, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 6 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

Delivery of the common stock, pre-funded warrants and accompanying warrants offered hereby is expected to be made on or about March     , 2024, subject to satisfaction of certain customary closing conditions.

Maxim Group LLC

The date of this prospectus is March        , 2024.

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We have not, and the placement agent has not, authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the placement agent has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains references to our trademarks, including Aethlon Medical, Inc. and Hemopurifier, and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “Aethlon,” the “Company”, “we,” “us” and “our” refer to Aethlon Medical, Inc.

Overview

We are a medical therapeutic company focused on developing the Hemopurifier, a clinical stage immunotherapeutic device which is designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, the Hemopurifier has demonstrated the removal of life-threatening viruses and in pre-clinical studies, the Hemopurifier has demonstrated the removal of harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes may promote immune suppression and metastasis, and in life-threatening infectious diseases. The U.S. Food and Drug Administration, or FDA, has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes or exosomal particles have been shown to participate in the development or severity of the disease; and
•	the treatment of life-threatening viruses that are not addressed with approved therapies.

We believe the Hemopurifier can be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful exosomes or exosomal particles that promote the growth and spread of tumors through multiple mechanisms. We are currently working with our contract research organization, or CRO, on preparations to conduct a planned clinical trial in Australia in patients with solid tumors, including head and neck cancer, gastrointestinal cancers and other cancers.

In January 2023, we entered into an agreement with North American Science Associates, LLC, or NAMSA, a world leading medical technology CRO offering global end-to-end development services, to oversee our planned clinical trials investigating the Hemopurifier for oncology indications. Pursuant to the agreement, NAMSA agreed to manage our planned clinical trials of the Hemopurifier for patients in the United States and Australia with various types of cancer tumors. We anticipate that the initial clinical trials will begin in Australia.

We also believe the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with human immunodeficiency virus, or HIV, hepatitis-C and Ebola.

Additionally, in vitro, the Hemopurifier has been demonstrated to capture Zika virus, Lassa virus, MERS-CoV, cytomegalovirus, Epstein-Barr virus, Herpes simplex virus, Chikungunya virus, Dengue virus, West Nile virus, smallpox-related viruses, H1N1 swine flu virus, H5N1 bird flu virus, Monkeypox virus and the reconstructed Spanish flu virus of 1918. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

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On June 17, 2020, the FDA approved a supplement to our open Investigational Device Exemption, or IDE, for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19, or COVID-19, in a new feasibility study. That study was designed to enroll up to 40 subjects at up to 20 centers in the United States. Subjects were to have established laboratory diagnosis of COVID-19, be admitted to an intensive care unit, or ICU, and have acute lung injury and/or severe or life-threatening disease, among other criteria. Endpoints for this study, in addition to safety, included reduction in circulating virus, as well as clinical outcomes (NCT # 04595903). In June 2022, the first patient in this study was enrolled and completed the Hemopurifier treatment phase of the protocol. Due to the lack of COVID-19 patients in the ICUs of our trial sites, we terminated this study in 2022.

Under Single Patient Emergency Use regulations, Aethlon has treated two patients with COVID-19 with the Hemopurifier, in addition to the COVID-19 patient treated with our Hemopurifier in our COVID-19 clinical trial discussed above.

We previously reported a disruption in our Hemopurifier supply, as our then existing supply of Hemopurifiers expired on September 30, 2022 and, also as previously disclosed, we are dependent on FDA approval of qualified suppliers to manufacture our Hemopurifier. Our intended transition to a new supplier for galanthus nivalis agglutinin, or GNA, a component of our Hemopurifier, continues to be delayed as we work with the FDA for approval of our supplement to our IDE, which is required to make this manufacturing supplier change. We are working with the FDA to qualify this second supplier of our GNA. We also are in the process of completing final testing in order to begin manufacturing Hemopurifiers at our new manufacturing facility in San Diego for use in planned U.S. clinical trials, using GNA from our current supplier. The first manufacturing lot that incorporates the GNA from our original supplier was approved and released at the end of December 2023. We also have sufficient Hemopurifiers on hand for use in our planned Australia and India oncology trials.

In October 2022, we launched a wholly owned subsidiary in Australia, formed to conduct clinical research, seek regulatory approval and commercialize our Hemopurifier in that country. The subsidiary will initially focus on the planned oncology trials in Australia.

We also obtained ethics review board, or ERB, approval from and entered into a clinical trial agreement with Medanta Medicity Hospital, a multi-specialty hospital in Delhi NCR, India, for a COVID-19 clinical trial at that location. We now have two sites in India for this trial with the Medanta Medicity Hospital and Maulana Azad Medical College, or MAMC. One patient has been treated to date, however, we have been informed by our contract research organization that a new COVID-19 subvariant was detected in India recently. Our COVID-19 trial in India remains open in the event that there are COVID-19 admissions to the intensive care units at our sites in India.

The relevant authorities in India have accepted the use of our Hemopurifiers made with the GNA from our new supplier.

In May 2023, we received ERB approval from the MAMC, for a second site for our clinical trial in India to treat severe COVID-19. MAMC was established in 1958 and is located in New Delhi, India. MAMC is affiliated with the University of Delhi and is operated by the Delhi government.

In October 2023, we announced that we received clearance from the Drug Controller General of India, the central drug authority in India, to conduct a Phase 1 safety, feasibility and dose-finding trial of our Hemopurifier in patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® or Opdivo®. The trial is expected to begin following completion of an internal in vitro binding studies of relevant targets, and subsequent approval by the respective Ethics Boards of interested sites in India.

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Additionally, we announced that we have begun investigating the use of our Hemopurifier in the organ transplant setting. Our objective is to confirm that the Hemopurifier, in our translational studies, when incorporated into a machine perfusion organ preservation circuit, can remove harmful viruses and exosomes or exosomal particles from recovered organs. We initially are focused on recovered kidneys, in a research collaboration with 34 Lives, PBC. We have previously demonstrated the removal of multiple viruses and exosomes from buffer solutions, in vitro, utilizing a scaled-down version of our Hemopurifier. This process potentially may reduce complications following transplantation of the recovered organ, which can include viral infection, delayed graft function and rejection. We believe this new approach could be additive to existing technologies that currently are in place to increase the number of viable kidneys for transplant.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

In addition to the foregoing, we are monitoring closely the impact of inflation, recent bank failures and the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, recent bank failures and the ongoing military conflicts will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

Recent Developments

On October 4, 2023, the Company completed a reverse split of its outstanding shares of common stock at a ratio of 1-for-10. In connection with the reverse stock split, every 10 shares of the Company’s issued and outstanding common stock was automatically converted into one share of the Company’s common stock. Any fractional shares resulting from the reverse split were rounded up to the next whole share. All common stock amounts and prices in this registration statement reflect the consummation of the reverse split.

Implications of Being A Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC.

Corporate Information

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.'s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan's terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision of whether to purchase shares of our common stock.

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THE OFFERING

Issuer	Aethlon Medical, Inc.
Common stock offered by us	shares
Pre-funded warrants

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase up to shares of our common stock. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock and accompanying warrants to purchase common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share of common stock.

Each pre-funded warrant will be exercisable immediately upon issuance and will not expire. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants. See “Description of the Securities We are Offering—Pre-Funded Warrants” for a discussion on the terms of the pre-funded warrants.   Each pre-funded warrant is exercisable for one share of our common stock (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its pre-funded warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to us.

Warrants

Warrants to purchase up to shares of our common stock. Each share of our common stock, or pre-funded warrant in lieu thereof, is being sold together with a warrant to purchase one share of our common stock. Each warrant will have an initial exercise price of $ per share (representing 100% of the combined public offering price per share of common stock (or pre-funded warrant) and accompanying warrant in this offering), subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such warrants.

To better understand the terms of the warrants, you should carefully read the “Description of Securities We are Offering – Warrants”. You should also read the form of warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Placement agent warrants	We have agreed to issue to the placement agent warrants to purchase a number of shares of common stock equal to 4% of the total number of shares of common stock issued in this offering. The placement agent’s warrant will be non-exercisable for six (6) months after the date of the closing and will expire five years after the commencement of sales of the offering. The placement agent’s warrant will be exercisable for the purchase of shares of our common stock at a price per share equal to the combined purchase price per share of common stock (or pre-funded warrant) and accompanying warrant in this offering. We are also registering the shares of common stock issuable upon the exercise of the placement agent’s warrants.

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Shares of common stock outstanding after the offering

shares (assuming no sale of any pre-funded warrants and assuming none of the warrants to purchase common stock issued in this offering or the placement agent’s warrant issued in this offering are exercised).

Use of proceeds

We currently expect to use the net proceeds from this offering for general corporate purposes, which may include research and development expenses, clinical trial expenses, capital expenditures and working capital. For additional information please refer to the section entitled “Use of Proceeds” of this prospectus.

Market symbol and trading

Our common stock is listed on The Nasdaq Capital Market under the symbol “AEMD.” There is no established trading market for the warrants or pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants or the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants and the pre-funded warrants will be limited.

Risk factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to purchase any of our securities in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 2,596,538 shares of our common stock outstanding as of December 31, 2023 and excludes as of such date:

•	142,898 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plan at a weighted-average exercise price of $22.34 per share;
•	18,492 shares of common stock issuable pursuant to outstanding restricted stock units;
•	140,238 shares of common stock reserved for future issuance under our equity incentive plan; and
•	32,676 shares of common stock reserved for issuance upon the exercise of outstanding warrants at a weighted-average exercise price of $20.09 per share.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above; no issuance of any shares of common stock issuable upon the settlement of outstanding restricted stock units described above; no sale of any pre-funded warrants in lieu of common stock in this offering; and no exercise of the placement agent’s warrant or the warrants to be issued to the purchasers of common stock or pre-funded warrants in this offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2023, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Risks Relating to This Offering

This is a best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The combined public offering price per share of our common stock and accompanying warrant may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the assumed sale of shares of our common stock and accompanying warrants in this offering, at an assumed combined public offering price of $                per share and accompanying warrant (the last reported sale price of our common stock on The Nasdaq Capital Market on March     , 2024), and after deducting the placement agent fees and estimated offering expenses payable by us and attributing no value to the warrants sold in this offering, purchasers of our common stock in this offering will incur immediate dilution of $                per share in the net tangible book value of the common stock they acquire. In the event that you exercise your warrants, you may experience additional dilution to the extent that the exercise price of the warrants is higher than the tangible book value per share of our common stock. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

In addition, to the extent that outstanding stock options or warrants have been or may be exercised, outstanding restricted stock units have been or may be settled or other shares are issued, you may experience further dilution.

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We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.

Holders of our warrants and pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants or pre-funded warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants or pre-funded warrants. Upon exercise of your warrants or pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value.

Each warrant will have an exercise price of not less than 100% of the last reported sale price of our common stock as of the close of the trading day immediately preceding the pricing of this offering and will expire on the                  anniversary of the date they first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

There is no public market for the warrants to purchase shares of our common stock or pre-funded warrants being offered in this offering.

There is no established public trading market for the warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the warrants and pre-funded warrants will be limited.

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There is substantial doubt about our ability to continue as a going concern We will need to raise additional capital to fund our operations in the future. If we are unsuccessful in attracting new capital, we may not be able to continue operations or may be forced to sell assets to do so. Alternatively, capital may not be available to us on favorable terms, or if at all. If available, financing terms may lead to significant dilution of our stockholders’ equity.

We have never been profitable. We generated revenues during the fiscal years ended March 31, 2023 and 2022 in the amounts of $574,245 and $294,165, respectively, primarily from our contract with the National Institutes of Health, which ended in September 2022. It is possible that we may not be able to enter into future government contracts. Future profitability, if any, will require the successful commercialization of our Hemopurifier technology or any other product that we develop or from additional government contract or grant income we may obtain. We may not be able to successfully commercialize the Hemopurifier or any other products, and even if commercialization is successful, we may never be profitable. Based on our existing resources prior to this offering, we expect that our resources will only be sufficient to fund our planned operations and expenditures through December 2024. If we were to receive net proceeds of $8 million from this offering, we believe that the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments as of December 31, 2023, would be sufficient to fund our planned operations through September 2025. In addition, potentially changing circumstances, including those related to inflation, recent bank failures and ongoing military conflicts may also result in the depletion of our capital resources more rapidly than we currently anticipate. These circumstances raise substantial doubt about our ability to continue as a going concern. We will need to obtain additional funds to finance our operations. Additional capital may not be available at such times or amounts as needed by us. Historically we have financed our business in part by access to the capital markets. However, the current volatility in the equity markets, coupled with the trading price of our common stock create additional challenges to raising a sufficient amount of capital through an equity financing in the near term. Even if capital is available, it might be available only on unfavorable terms. Any additional equity or convertible debt financing into which we enter could be dilutive to our existing stockholders and investors in this offering. Any future debt financing into which we enter may impose covenants upon us that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, we may need to relinquish rights to our technologies or our products or grant licenses on terms that are not favorable to us. If access to sufficient capital is not available as and when needed, our business will be materially impaired, and we may be required to cease operations, curtail one or more product development programs, or significantly reduce expenses, sell assets, seek a merger or joint venture partner, file for protection from creditors or liquidate all of our assets. Any of these factors could harm our operating results.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully commercialize our products and technology, including our Hemopurifier;
•	our ability to raise additional capital to meet our working capital needs;
•	the timing and results of future clinical trials;
•	our ability to successfully complete our clinical trials;
•	our ability to identify and work with large-scale contracts with medical device manufacturers;
•	our ability to manufacture the Hemopurifier;
•	the impact of inflation, recent bank failures and military conflicts, as well as related political and economic responses on our business;
•	our ability to attract and retain executive management and directors;
•	the regulatory landscape for our products, domestically and internationally and our ability to comply with changing government regulations;
•	our ability to comply with the listing requirements of the Nasdaq Capital Market and maintain our listing on the Nasdaq Capital Market;
•	our expectations regarding growth potential for our business in the organ transplant setting;
•	our ability to secure regulatory clearance or approval, domestically and internationally, for the clinical use of our products;
•	any estimates regarding expenses, future revenue and capital requirements;
•	our ability to protect our proprietary technology through patent protection;
•	our product liability exposure;
•	our ability to sustain and manage growth, including our ability to develop new products and enter new markets;
•	our ability to achieve sufficient market acceptance of any of our products or product candidates; and
•	our expected net proceeds from this offering and the use of the net proceeds from this offering.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “continue,” “seek,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus and any documents incorporated by reference herein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our common stock. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus also refers to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

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USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $            million, based on the assumed combined public offering price of $            per share and accompanying warrant (the last reported sale price of our common stock on The Nasdaq Capital Market on March         , 2024), after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants. Each $0.10 increase (decrease) in the assumed combined public offering price of $    per share and accompanying warrant would increase (decrease) the net proceeds to us from this offering by approximately $             million, assuming the number of shares and warrants offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares of our common stock and warrants we are offering. Each 1.0 million share increase (decrease) in the number of shares sold in this offering would increase (decrease) the expected net proceeds of the offering to us by approximately $             million, assuming that the assumed combined public offering price per share and accompanying warrant remains the same.

We currently intend to use the net proceeds of the offering for general corporate purposes, which will include research and development expenses, clinical trial expenses, capital expenditures and working capital. We may also use a portion of the net proceeds from this offering to in-license, acquire, or invest in complementary businesses, technologies, products or assets. However, we have no current plans, commitments or obligations to do so. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for the purposes specified above and our management will have broad discretion in the allocation of the net proceeds.

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DILUTION

If you purchase our securities in this offering, you may experience dilution to the extent of the difference between the combined public offering price per share and accompanying warrant in this offering and our as adjusted net tangible book value per share immediately after this offering, assuming no value is attributed to the warrants, and such warrants are accounted for and classified as equity. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of December 31, 2023, our net tangible book value was approximately $6.66 million, or approximately $2.56 per share.

After giving effect to the assumed sale by us of                 shares of our common stock (assuming no pre-funded warrants in lieu of common stock are issued) and warrants to purchase up to              shares of our common stock in this offering at an assumed combined public offering price of $             per share and accompanying warrant (the last reported sale price of our common stock on The Nasdaq Capital Market on           , 2024), assuming no exercise of the warrants or the placement agent’s warrant and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been approximately $             million, or approximately $             per share. This represents an immediate increase in net tangible book value of $             per share to existing stockholders and an immediate dilution of $             per share to new investors purchasing shares of our common stock and accompanying warrants in this offering, attributing none of the assumed combined public offering price to the warrants offered hereby. The following table illustrates this per share dilution:

Assumed combined public offering price per share and accompanying warrant		$
Net tangible book value per share as of December 31, 2023	$2.56
Increase in net tangible book value per share after this offering

As adjusted net tangible book value per share after this offering

Dilution per share to new investors
		$

A $0.10 increase in the assumed combined public offering price of $            per share and accompanying warrant (the last reported sale price of our common stock on The Nasdaq Capital Market on March         , 2024) would result in an increase in our as adjusted net tangible book value after this offering of approximately $            million, or approximately $            per share, and the dilution per share to investors purchasing common stock and accompanying warrants in this offering would be approximately $            per share, assuming that the number of shares of our common stock and accompanying warrants sold by us remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of $0.10 in the assumed combined public offering price of $       per share and accompanying warrant would result in a decrease in our as adjusted net tangible book value after this offering of approximately $            million, or approximately $            per share, and the dilution per share to investors purchasing common stock and accompanying warrants in this offering would be $            per share, assuming that the number of shares of our common stock and accompanying warrants sold by us remains the same, after deducting the placement agent fees and estimated offering expenses payable by us.

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We may also increase or decrease the number of shares of common stock and accompanying warrants we are offering from the number of shares of common stock and accompanying warrants set forth above. An increase of 1.0 million in the assumed number of shares of common stock and accompanying warrants sold by us in this offering would result in an increase in our as adjusted net tangible book value of approximately $             million, or approximately $             per share, and the dilution per share to investors purchasing common stock and accompanying warrants in this offering would be approximately $             per share, assuming that the assumed combined public offering price per share of common stock and accompanying warrant remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. A decrease of 1.0 million in the assumed number of shares of common stock and accompanying warrants sold by us in this offering would result in a decrease in our as adjusted net tangible book value after this offering of approximately $             million, or approximately per share, and the dilution per share to investors purchasing common stock and accompanying warrants in this offering would be approximately $             per share, assuming that the assumed combined public offering price per share of common stock and accompanying warrant remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares of common stock and accompanying warrants sold in this offering and other terms of this offering determined at pricing.

The discussion and table above assume (i) no exercise of the placement agent’s warrant or the warrants issued in this offering and (ii) no sale of pre-funded warrants in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 2,596,538 shares of our common stock outstanding as of December 31, 2023 and excludes as of such date:

•	142,898 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plan at a weighted-average exercise price of $22.34 per share;
•	18,492 shares of common stock issuable pursuant to outstanding restricted stock units;
•	140,238 shares of common stock reserved for future issuance under our equity incentive plan; and
•	32,676 shares of common stock reserved for issuance upon the exercise of outstanding warrants at a weighted-average exercise price of $20.09 per share.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified in its entirety by reference to, our articles of incorporation, our bylaws and applicable provisions of Nevada corporate law. You should read our articles of incorporation and bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

Authorized Capital Stock

Our authorized capital consists of 60,000,000 shares of common stock, par value $0.001 per share. As of March 22, 2024, there were 2,620,399 shares of common stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Our bylaws provide that stockholders representing a majority of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting, but at any time during which shares of our capital stock are listed for trading on Nasdaq, stockholders representing not less than 33 1/3% of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting of stockholders. Except as otherwise required or permitted by Nevada law or our articles of incorporation or bylaws, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. If a quorum is present, directors are elected by a plurality of the votes cast.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original articles of incorporation and have not amended our articles of incorporation to so elect.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our bylaws provide that these statutes do not apply to us or any acquisition of our common stock. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of common stock are available for our Board of Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The Board of Directors is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AEMD.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services. The transfer agent’s address is P.O. Box 30170, College Station, TX 77842.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering (i) up to shares of our common stock or pre-funded warrants and (ii) warrants to purchase up to an aggregate of                  shares of our common stock. Each share of common stock or pre-funded warrant is being sold together with a warrant to purchase one share of common stock. The shares of common stock or pre-funded warrants and accompanying warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which, if designated and issued, qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the pre-funded warrant. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

The term “pre-funded” refers to the fact that the purchase price of each pre-funded warrant, at closing, will equal the price per share at which shares of our common stock and accompanying warrants to purchase common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share of common stock. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into us without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our common stock to the extent it would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

Duration. The pre-funded warrants offered hereby will entitle the holders thereof to purchase shares of our common stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance. The pre-funded warrants do not expire.

Exercise Limitation. A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after notice of such election is provided to us.

Exercise Price. The pre-funded warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

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Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the pre-funded warrants with the same effect as if such successor entity had been named in the pre-funded warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the pre-funded warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants. In addition, the terms of the warrant to be issued to the placement agent will generally be the same as the warrants issued to investors in this offering, except that such warrant will not be exercisable for six months following the effective date of the registration statement of which this prospectus forms a part.

Form. The warrants will be issued as individual warrant agreements to the investors.

Exercisability. The warrants are exercisable at any time after their original issuance, expected to be March    , 2024, and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after notice of such election is provided to us.

Exercise Price. The warrants will have an exercise price of $                 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

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Exchange Listing. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. In addition, in the event of a fundamental transaction which is within our control and approved by our Board of Directors, the holders of warrants have the right to require us or a successor entity to redeem the warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not within our control or approved by our Board of Directors, the holders of the warrants shall only be entitled to receive from us or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion) as if the holder exercised the warrant upon such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

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PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated as of February 28, 2024, we have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best-efforts basis. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering. This offering will terminate on    , 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of common stock (or pre-funded warrant) and accompanying warrant will be fixed for the duration of this offering.

We will enter into a securities purchase agreement directly with certain institutional investors, at such investor’s option, which purchase our securities in this offering. Investors that do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Fees and Expenses

The following table shows the per share and accompanying warrant and per pre-funded warrant and accompanying warrant and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant
Placement Agent Fees	$	$
Total	$	$

We have agreed to pay the placement agent a cash fee equal to 6.5% of the gross proceeds raised at the closing of this offering. We also agreed to issue warrants to the placement agent for the purchase of a number of shares of common stock equal to 4% of the total number of shares of common stock issued in this offering. In addition, we have agreed to reimburse the placement agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $           .

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants to purchase up to                  shares of common stock (which represents 4% of the aggregate number of shares of common stock issued in this offering) with an exercise price of $             per share (representing 100% of the combined public offering price per share of common stock (or pre-funded warrant) and accompanying warrant in this offering). The placement agent warrants will be non-exercisable for six (6) months after the date of the closing and will expire five years after the commencement of sales of the offering. The form of the placement agent warrants has been included as an exhibit to this registration statement of which this prospectus is a part.

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Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering. The placement agent may waive this prohibition in its sole discretion and without notice.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering has been negotiated between us and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

From time to time, the placement agent or its affiliates have in the past or may in the future provide, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

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Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “AEMD.”

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area, no offer of securities which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (a) to (c) above shall result in a requirement for the Company or the placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of securities is made or who receives any communication in respect of an offer of securities, or who initially acquires any shares of our securities will be deemed to have represented, warranted, acknowledged and agreed to and with the placement agent and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares of our securities acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the placement agent has been given to the offer or resale; or where our securities have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the placement agent and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of our securities in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of our securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the placement agent have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for the Company or the placement agent to publish a prospectus for such an offer.

For the purposes of this provision, the expression an “offer of our securities to the public” in relation to any of our securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State. The above selling restriction is in addition to any other selling restrictions set out below.

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Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors”(as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or our securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of our securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our securities.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

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The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

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(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

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LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP. Certain legal matters in connection with the offering and the enforceability of the warrants and pre-funded warrants being offered by this prospectus will be passed upon for us by Cooley LLP. The placement agent is being represented by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Aethlon Medical, Inc. for the year ended March 31, 2023 incorporated by reference in this Registration Statement and Prospectus have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning the medical device industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121 or telephoning us at (619) 941-0360.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at www.aethlonmedical.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (except in each case the information contained in such document to the extent “furnished” and not “filed”) that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on June 28, 2023;
•	our definitive proxy statement on Schedule 14A, filed with the SEC on July 27, 2023;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2023, September 30, 2023 and December 31, 2023 filed with the SEC on August 10, 2023, November 14, 2023, and February 14, 2024, respectively;
•	our Current Reports on Form 8-K filed with the SEC on April 25, 2023, July 6, 2023, September 18, 2023, October 4, 2023, November 13, 2023, and November 27, 2023, as amended by the Form 8-K/A filed with the SEC on December 22, 2023; and
•	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on July 8, 2015, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to:

Aethlon Medical, Inc.

11555 Sorrento Valley Road, Suite 203

San Diego, California 92121

Telephone: (619) 941-0360

You also may access these filings on our website at www.aethlonmedical.com. Information contained on or accessible through our website is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

In accordance with Rule 412 of the Securities Act, (i) any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement, and (ii) any statement contained in a document that is deemed to be incorporated by reference herein after the date of this prospectus may modify or replace existing statements contained herein.

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Aethlon Medical, Inc.

Up to Shares of Common Stock

Pre-Funded Warrants to Purchase up to                Shares of Common Stock

Warrants to Purchase up to                Shares of Common Stock

Placement Agent Warrants to Purchase up to                Shares of Common Stock

Shares of Common Stock Issuable upon the Exercise of the Warrants, Pre-Funded Warrants and Placement Agent Warrants

PROSPECTUS

Maxim Group LLC

March            , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than placement agent fees, paid or payable by Aethlon Medical, Inc., or the Registrant, in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the Financial Industry Authority, Inc., or FINRA, filing fee.

Item	Amount
SEC registration fee		$1,181
FINRA filing fee		1,700
Blue-sky qualification fee and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*	To be filed by amendment

Item 14.	Indemnification of Directors and Officers.

We are incorporated in Nevada. Section 78.7502(1) of the Nevada Revised Statutes, or NRS, provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

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NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Bylaws

Our bylaws include express provisions providing for the indemnification of our directors and officers to the fullest extent permitted under the NRS, and the mandatory payment by us of expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by us. Our bylaws also permit us to purchase and maintain insurance or make other financial arrangements on behalf of any such person for certain liability and expenses, whether or not we have the authority to indemnify such person against such liability and expenses.

Liability Insurance

We maintain directors’ and officers’ liability insurance covering our directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy as in effect at the time of a claim, if any. There is no assurance that we will maintain liability insurance for our directors and officers.

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Item 15.	Recent Sales of Unregistered Securities.

Within the past three years, the Registrant did not sell any unregistered securities.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith
3.1	Articles of Incorporation, as amended.	8-K	001-37487	3.1	September 19, 2022

3.2	Amended and Restated Bylaws of the Company.	8-K	001-37487	3.1	September 12, 2019

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Common Stock Certificate.	S-1	333-201334	4.1	December 31, 2014

4.3	Form of Warrant to Purchase Common Stock.	S-1/A	333-234712	4.14	December 11, 2019

4.4	Form of Underwriter Warrant.	S-1/A	333-234712	4.15	December 11, 2019

4.5	Form of Common Stock Purchase Warrant.	8-K	001-37487	4.1	January 17, 2020

4.6†	Form of Warrant to Purchase Common Stock.

4.7†	Form of Pre-Funded Warrant to Purchase Common Stock

4.8†	Form of Placement Agent Warrant to Purchase Common Stock

5.1†	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2†	Opinion of Cooley LLP.

10.1++	Aethlon Medical, Inc. Amended and Restated Non-Employee Director Compensation Policy, as Modified on February 10, 2022	10-Q	001-37487	10.2	February 14, 2022

10.2++	Employment Agreement, by and between Aethlon Medical, Inc. and James Frakes, dated December 12, 2018	10-Q	001-37487	10.3	February 1, 2019

10.3++	Form of Indemnification Agreement for Officers and Directors.	10-Q	001-37487	10.4	February 11, 2019

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Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith
10.4++	Form of Option Grant Agreement for Officers and Directors	10-Q	001-37487	10.5	February 11, 2019

10.5++	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Directors.	10-Q	001-37487	10.6	February 11, 2019

10.6++	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Executives.	10-Q	001-37487	10.7	February 11, 2019

10.7	Assignment Agreement, by and between Aethlon Medical, Inc. and London Health Sciences Center Research Inc., dated November 7, 2006.	S-1	001-37487	10.27	November 15, 2019

10.8++	Aethlon Medical, Inc. 2020 Equity Incentive Plan, Form of Restricted Stock Grant, Form of Option Grant and Agreement.	8-K	001-37487	99.1	September 19, 2022

10.9++	Employment Agreement between the Company and Dr. Fisher, dated October 30, 2020.	8-K	001-37487	10.2	November 3, 2020

10.10	Lease, by and between the Company and San Diego Inspire 1, LLC. and San Diego Inspire 2, LLC, effective December 7, 2020.	10-Q	001-37487	10.3	February 10, 2021

10.11++	Executive Employment Agreement between the Company and Guy Cipriani, dated January 1, 2021.	10-Q	001-37487	10.5	February 10, 2021

10.12++	Executive Employment Agreement between the Company and Steven P. LaRosa, MD, dated January 4, 2021.	10-Q	001-37487	10.6	February 10, 2021

10.13++	Executive Employment Agreement, by and between Aethlon Medical, Inc. and Lee D. Arnold, Ph.D., dated February 1, 2023.	10-Q	001-37487	10.1	February 13, 2023

10.14	Lease between Aethlon Medical, Inc. and San Diego Inspire 5, LLC, effective October 27, 2021.	10-Q	001-37487	10.1	November 9, 2021

10.15	At the Market Offering Agreement, dated March 24, 2022, by and between Aethlon Medical, Inc. and H.C. Wainwright & Co., LLC.	8-K	001-37487	1.1	March 24, 2022

10.16++	Amendment No. 1 to Executive Employment Agreement, by and between Aethlon Medical, Inc. and Lee D. Arnold, Ph.D., dated May 1, 2023.	10-K	001-37487	10.18	June 28, 2023

10.17++	Separation Agreement between the Company and Dr. Fisher, effective as of November 27, 2023.	8-K	001-37487	10.1	November 27, 2023

10.18++	Amendment No. 1 to Executive Employment Agreement, effective as of November 7, 2023, by and between the Company and James B. Frakes.	8-K	001-37487	10.1	December 22, 2023

10.19++	Amendment No. 1 to Executive Employment Agreement, effective as of November 7, 2023, by and between the Company and Guy F. Cipriani	8-K	001-37487	10.2	December 22, 2023

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Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith
10.20†	Form of Securities Purchase Agreement

21.1	List of Subsidiaries	10-K	001-37487	21.1	June 28, 2023

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2†	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.3†	Consent of Cooley LLP (included in Exhibit 5.2).

24.1	Power of Attorney (reference is made to signature page)					X

107	Filing Fee Table					X

__________________

†	To be filed by amendment.
++	Indicates management contract or compensatory plan.

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Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 22nd day of March, 2024.

AETHLON MEDICAL, INC.

By:	/s/ JAMES B. FRAKES
James B. Frakes
Interim Chief Executive Officer
Chief Financial Officer
Chief Accounting Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James B. Frakes, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAMES B. FRAKES James B. Frakes	Interim Chief Executive Officer Chief Financial Officer Chief Accounting Officer and Director	March 22, 2024

/s/ EDWARD G. BROENNIMAN Edward G. Broenniman	Chairman and Director	March 22, 2024

/s/ NICOLAS GIKAKIS Nicolas Gikakis	Director	March 22, 2024

/s/ ANGELA ROSSETTI Angela Rossetti	Director	March 22, 2024

/s/ CHETAN S. SHAH Chetan S. Shah, M.D.	Director	March 22, 2024

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